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                                                                   Exhibit 10.32


                            MAGUIRE PROPERTIES, INC.
                        555 WEST FIFTH STREET, SUITE 5000
                       LOS ANGELES, CALIFORNIA 90013-1010


                                November 8, 2002


Mr. John A. Morales
5157 East Los Flores Street
Long Beach, CA  90815-3926

      RE:   EMPLOYMENT TERMS

Dear Tony:

            Maguire Properties, Inc. (the "REIT") and Maguire Properties, L.P. (the "Operating Partnership" and together with the REIT, the "Company") are pleased to offer you the position of Senior Vice President, Leasing of the REIT and the Operating Partnership on the following terms, effective as of the date of the closing of the initial public offering of shares of the REIT's common stock (the "Effective Date"):

      1. POSITION, DUTIES AND RESPONSIBILITIES. As of the Effective Date, you will be employed as Senior Vice President, Leasing of the REIT and the Operating Partnership. In the capacity of Senior Vice President, Leasing, you will have such duties and responsibilities as are normally associated with such position. Your duties may be changed from time to time by the Company, consistent with your position. You will report to the President of the REIT or the Operating Partnership, as applicable, and will work at our principal offices located in downtown Los Angeles (or such other location in the Los Angeles area as the Company may utilize as its principal offices), except for travel to other locations as may be necessary to fulfill your responsibilities. At the Company's request, you will serve the Company and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing. In the event that you serve in any one or more of such additional capacities, your compensation will not be increased beyond that specified in this letter. In addition, in the event your service in one or more of such additional capacities is terminated, your compensation, as specified in this letter, will not be diminished or reduced in any manner as a result of such termination for so long as you otherwise remain employed under the terms of this letter.

      2. BASE COMPENSATION. During your employment with the Company, the Company will pay you a base salary of $275,000 per year, less payroll deductions and all required withholdings, payable in accordance with the Company's normal payroll practices and prorated for any partial month of employment. Your base salary may be subject to increase pursuant to the Company's policies as in effect from time to time.

      3. ANNUAL BONUS. In addition to the base salary set forth above, you will be eligible to participate in the Company's incentive bonus plan applicable to similarly situated executives of
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the Company. The amount of your annual bonus will be based on the attainment of performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan, your target annual bonus will initially be a minimum of 60% of your annual base salary for such year, and your maximum annual bonus will initially be 90% of your annual base salary for such year. Your bonus will be payable semi-annually in a manner determined by the Company in accordance with the bonus plan.

      4. RESTRICTED STOCK AWARDS. Subject to adoption by the Board of Directors of the REIT and approval by the REIT's stockholders of the REIT's incentive award plan (the "Incentive Plan"), the REIT will grant you the following restricted stock awards under the Incentive Plan:

            (a) Initial Grant. The REIT shall, as of the Effective Date, grant you a number of shares of the REIT's common stock (the "Initial Restricted Stock") equal to the quotient obtained by dividing (x) $500,000 by (y) the initial public officering price of a share of the REIT's common stock. The Initial Restricted Stock will be granted to you at a purchase price of $0.01 per share; provided, however, that the aggregate purchase price of the Initial Restricted Stock shall not exceed $1,000. The Initial Restricted Stock will vest in full on the Effective Date. Consistent with the foregoing, the terms and conditions of the Initial Restricted Stock will be set forth in a restricted stock agreement to be entered into by you and the REIT which will evidence the grant of the Initial Restricted Stock; and

            (b) Subsequent Grant. Provided that your employment with the Company has not terminated, the REIT shall, upon the earlier to occur of (i) the date on which the REIT makes its annual grants to similarly situated executives under the Incentive Plan for the year following the year in which the Effective Date occurs, or (ii) the first anniversary of the Effective Date, grant you a number of shares of the REIT's common stock (the "Subsequent Restricted Stock") equal to the quotient obtained by dividing (x) $2,000,000 by (y) the fair market value (as determined under the Incentive Plan) of a share of the REIT's common stock on the date of grant. The Subsequent Restricted Stock will be granted to you at a purchase price of $0.01 per share. The Subsequent Restricted Stock will vest as follows: twenty-five percent (25%) of the shares of the Subsequent Restricted Stock will vest on the date on which the Subsequent Restricted Stock is granted to you, and, subject to your continued employment with the Company, twenty-five percent (25%) of the shares of the Subsequent Restricted Stock will vest on each of the first, second and third anniversaries of the date of such grant. In the event of a termination of your employment by the Company without cause (as defined below) following the date of grant of the Subsequent Restricted Stock, the Subsequent Restricted Stock will thereupon immediately vest in full. Consistent with the foregoing, the terms and conditions of the Subsequent Restricted Stock will be set forth in a restricted stock agreement to be entered into by you and the REIT which will evidence the grant of the Subsequent Restricted Stock.

      5. ADDITIONAL PAYMENT. As soon as practicable but in no event more than 30 days after the Effective Date, the Company will pay you a lump-sum cash payment of $500,000, subject to payroll deductions and all required withholdings.


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      6. BENEFITS AND VACATION. You will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs maintained or sponsored by the Company from time to time which are applicable to other similarly situated executives of the Company, subject to the terms and conditions thereof. You will also be eligible for standard benefits, such as medical insurance, sick leave, vacations and holidays to the extent applicable generally to other similarly situated executives of the Company.

      7. COMPENSATION GROSS-UP. The amount of compensation payable to you pursuant to Sections 2, 3, 4 and 5 above will be "grossed up" as necessary (on an after-tax basis) to compensate for any additional social security withholding taxes due as a result of your shared employment by the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof.

      8. CONFIDENTIAL AND PROPRIETARY INFORMATION. As a condition of your employment with the Company, you agree that during the term of such employment and any time thereafter, you will not directly or indirectly disclose or appropriate to your own use, or the use of any third party, any trade secret or confidential information concerning the REIT, the Operating Partnership, Maguire Services, Inc., a Maryland corporation, their respective subsidiaries or affiliates (collectively, the "Maguire Group") or their businesses, whether or not developed by you, except as it is required in connection with your services rendered for the Company. You further agree that, upon termination of your employment, you will not receive or remove from the files or offices of the Maguire Group any originals or copies of documents or other materials maintained in the ordinary course of business of the Maguire Group, and that you will return any such documents or materials otherwise in your possession.

      9. NON-SOLICITATION. You further agree that during the term of such employment and for one year after your employment is terminated, you will not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the Maguire Group to terminate their employment, agency, or other relationship with the Maguire Group or such member or to render services for or transfer their business from the Maguire Group or such member and you will not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; provided, however, that after the termination of your employment, it shall not be a violation of this Section 9 for you to conduct business with any tenants or prospective tenants of the Maguire Group so long as such activities do not violate Section 8 above.

      10. AT-WILL EMPLOYMENT. Your employment with the Company is "at-will," and either you or the Company may terminate your employment for any reason whatsoever (or for no reason) by giving 30 days prior written notice of such termination to the other party. This at-will employment relationship cannot be changed except in a writing signed by you and an authorized representative of the Company.

      11. NON-CAUSE TERMINATION. Should the Company terminate your employment without cause (as defined below), then, in addition to any other amounts payable to you through the date of termination of your employment, the Company will pay you a lump-sum cash


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severance payment equal to the sum of (x) 100% of your then current annual base salary, plus (y) 100% of your target annual bonus (assuming that you had remained employed) for the year in which the termination of employment occurs, plus (z) in the event that such termination of employment occurs prior to the first anniversary of the Effective Date, $500,000; provided, however, that in no event shall you or your estate or beneficiaries be entitled to any such payments hereunder upon any termination of your employment by reason of your total and permanent disability or your death. Your right to receive the severance payments set forth herein is conditioned on and subject to your execution and non-revocation of a general release of claims against the Maguire Group, in a form reasonably acceptable to the Company. For purposes of this letter, "cause" shall mean

            (i) your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties;

            (ii) your willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates;

            (iii) your conviction of, or entry by you of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

            (iv) a willful breach by you of your fiduciary duty to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; or

            (v) your willful and material breach of your covenants set forth in
      Section 8 or 9 above.

For purposes of this provision, no act or failure to act on your part will be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company.

      12. COMPANY RULES AND REGULATIONS. As an employee of the Company, you agree to abide by Company rules and regulations as set forth in the Company's Employee Handbook or as otherwise promulgated.

      13. PAYMENT OF FINANCIAL OBLIGATIONS. The payment or provision to you by the Company of any remuneration, benefits or other financial obligations pursuant to this letter will be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with the Employee Sharing and Expense Allocation Agreement, by and between the REIT, the Operating Partnership, and Maguire Services, Inc., as in effect from time to time.


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      14. WITHHOLDING. The Company may withhold from any amounts payable under this letter such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      15. ENTIRE AGREEMENT. As of the Effective Date, this letter and the employment terms set forth herein comprise the final, complete and exclusive agreement between you and the Company with respect to the subject matter hereof and replace and supersede any and all other agreements, offers or promises, whether oral or written, made to you by any member of the Maguire Group or any entity (a "Predecessor Employer"), or representative thereof, whose business or assets any member of the Maguire Group succeeded to in connection with the initial public offering of the REIT's common stock or the transactions related thereto. You agree that any such agreement, offer or promise between you and any member of the Maguire Group or a Predecessor Employer (or any representative thereof) is hereby terminated and will be of no further force or effect, and you acknowledge and agree that upon your execution of this letter, you will have no right or interest in or with respect to any such agreement, offer or promise. In the event that the Effective Date does not occur, this letter (including, without limitation, the immediately preceding sentence) will have no force or effect.

      16. PROOF OF RIGHT TO WORK. As required by law, this offer of employment is subject to satisfactory proof of your right to work in the United States.




                          [SIGNATURE PAGE FOLLOWS]


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      Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this letter in the space provided below for your signature and returning it to Rick Gilchrist. Please retain one fully-executed original for your files.

                                    Sincerely,

                                    Maguire Properties, Inc.,
                                    a Maryland corporation


                                    By:  /s/ Richard I. Gilchrist
                                        --------------------------------
                                    Name:  Richard I. Gilchrist
                                    Title: Co-Chief Executive Officer and
                                           President

                                    Maguire Properties, L.P.,
                                    a Maryland limited partnership

                                    By:  Maguire Properties, Inc.
                                    Its:  General Partner


                                    By: /s/ Richard I. Gilchrist
                                        --------------------------------
                                    Name:  Richard I. Gilchrist
                                    Title: Co-Chief Executive Officer and
                                           President


Accepted and Agreed,
this 8th day of November, 2002.


By:  /s/ John A. Morales
    --------------------------------
     John A. Morales


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